As filed with the Securities and Exchange Commission on August 14, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ViewRay, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	42-1777485
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott Drake

President & Chief Executive Officer

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mary E. O’Byrne Vice President and Chief Counsel ViewRay, Inc. 2 Thermo Fisher Way Oakwood Village, OH 44146 Telephone: (440) 703-3210 Facsimile: (800) 417-3459	Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 752-2000 Facsimile: (650) 752-3604

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-224844

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (2)
Common Stock, par value $0.01 per share	2,432,432	$9.25	$22,500,003.25	$2,801.25

(1)

Represents only the additional number of shares being registered issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-3 (File No. 333-224844).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $150,000,000 on a Registration Statement on Form S-3 (File No. 333-224844), which was declared effective by the Securities and Exchange Commission on May 18, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $22,500,003.25 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Incorporation by Reference of Registration Statement on Form S-3, File No. 333-224844

ViewRay, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-3 (the “Registration Statement”) in its entirety the Registration Statement on Form S-3 (File No. 333-224844) declared effective on May 18, 2018 (the “Prior Registration Statement”) by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The Company is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Company by 2,432,432, which may be sold by the Company in the event the underwriters exercise their option to purchase additional shares of the Company’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith.

Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

25.1	Powers of Attorney (incorporated by reference from the signature page to the Registration Statement on Form S-3, File No. 333-224844)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakwood Village, Ohio, on this 14th day of August, 2018.

VIEWRAY, INC.

By:	/s/ Scott Drake
Name: Scott Drake
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Scott Drake Scott Drake	Director, President and Chief Executive Officer (Principal Executive Officer)	August 14, 2018

/s/ Ajay Bansal Ajay Bansal	Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2018

* Caley Castelein, M.D.	Director	August 14, 2018

* James F. Dempsey, Ph.D.	Director and Chief Scientific Officer	August 14, 2018

* Henry A. McKinnell, Jr., Ph.D.	Director	August 14, 2018

* Aditya Puri	Director	August 14, 2018

* Brian K. Roberts	Director	August 14, 2018

* Theodore T. Wang, Ph.D.	Director	August 14, 2018

* Scott Huennekens	Director	August 14, 2018

* Daniel Moore	Chairman and Director	August 14, 2018

*By:	/s/ Ajay Bansal
Ajay Bansal

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, I, do hereby make, constitute and appoint Scott Drake and Ajay Bansal, and each of them, my attorneys-in-fact and agents with full power of substitution for me and in my name, place and stead, in any and all capacities, to execute for me and on my behalf a registration statement on Form S-3 relating to the offering of shares of common stock of ViewRay, Inc. in addition to the shares being offered pursuant to the Registration Statement on Form S-3 (File No. 333-224844), and any and all amendments to the foregoing registration statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do so or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed this Power of Attorney on the date indicated.

SIGNATURE	TITLE	DATE

/s/ D. Keith Grossman D. Keith Grossman	Director	August 14, 2018